As filed with the Securities and Exchange Commission on September 2, 2022

Registration No. 333-261600

Registration No. 333-183911

Registration No. 333-180735

Registration No. 333-166638

Registration No. 333-108979

Registration No. 033-74154

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-261600

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-183911

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-180735

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-166638

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-108979

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 033-74154

UNDER

THE SECURITIES ACT OF 1933

U.S. ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	83-0205516
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1616 S. Voss, Suite 725, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

U.S. Energy Corp. 2021 Equity Incentive Plan

U.S. Energy Corp. 2012 Equity and Performance Incentive Plan

U.S. Energy Corp. 2008 Stock Option Plan for Independent Directors and Advisory Board Members

U.S. Energy Corp. 2001 Incentive Stock Option Plan (as amended)

U.S. Energy Corp. 2001 Officer’s Stock Compensation Plan

U.S. Energy Corp. Employee Stock Ownership Plan

U.S. Energy Corp. 1998 Stock Option Plan (F/K/A “1989 Incentive Stock Option Plan”)

U.S. Energy Corp. 1989 Stock Option Plan

U.S. Energy Corp. 1992 Restricted Stock Bonus Plan

U.S. Energy Corp. 1992 Outside Directors Compensation Plan

(Full title of the plans)

Ryan Smith

Chief Executive Officer

U.S. Energy Corp.

1616 S. Voss, Suite 725

Houston, Texas 77057

(Name and address of agent for service)

(303) 993-3200

(Telephone number, including area code, of agent for service)

Copy to:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Telephone: (713) 524-4110

Facsimile: (713) 524-4122

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company			☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On June 21, 2022, the shareholders of U.S. Energy Corp., a Wyoming corporation (“USEG Wyoming”), approved a reincorporation of USEG Wyoming from a Wyoming corporation to a Delaware corporation pursuant to a Plan of Conversion (the “Reincorporation”). In connection therewith, on August 3, 2022, USEG Wyoming, filed a Certificate of Transfer with the Secretary of State of Wyoming which became effective on August 3, 2022, and on August 3, 2022, USEG Wyoming filed a Certificate of Conversion and a Certificate of Incorporation with the Secretary of State of Delaware, which became effective on August 3, 2022. The Reincorporation became effective on August 3, 2022 (the “Effective Time”), pursuant to which USEG Wyoming ceased to exist and U.S. Energy Corp., a Delaware corporation was formed pursuant to the Certificate of Conversion and Certificate of Incorporation (“USEG Delaware”). Effective at the Effective Time, USEG Delaware succeeded to the assets, continued the business and assumed the rights and obligations of the USEG Wyoming immediately prior to the Reincorporation, all by operation of law.

Unless the context otherwise requires, the terms “U.S. Energy,” “we,” “our,” the “Company” and “us” refer to the USEG Wyoming and its subsidiaries with respect to the period prior to the Effective Time and to the Registrant and its subsidiaries with respect to the period on and after the Effective Time.

At the Effective Time, pursuant to the Plan of Conversion, each outstanding share of common stock, par value $0.01 per share (“USEG Wyoming Common Stock”), of the USEG Wyoming automatically converted into one share of common stock, par value $0.01 per share (“Common Stock”), of the Registrant.

Pursuant to Rule 12g-3 under the Exchange Act, the shares of Common Stock of the Registrant, as successor issuer, are deemed registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Similar to the shares of USEG Wyoming Common Stock prior to the Reincorporation, the shares of Common Stock will trade on the NASDAQ Capital Market under the symbol “USEG”.

In addition, at the Effective Time, the Registrant assumed or succeeded to, by operation of law or otherwise, all of USEG Wyoming’s obligations under the following plans (collectively, the “Plans”):

1. U.S. Energy Corp. 2021 Equity Incentive Plan (“2021 Plan”);

2. U.S. Energy Corp. 2012 Equity and Performance Incentive Plan (“2012 Plan”);

3. U.S. Energy Corp. 2008 Stock Option Plan for Independent Directors and Advisory Board Members (“2008 Plan”);

4. U.S. Energy Corp. 2001 Incentive Stock Option Plan (“2001 Incentive Plan”);

5. U.S. Energy Corp. 2001 Officer’s Stock Compensation Plan (“2001 Officer Plan”);

6. U.S. Energy Corp. Employee Stock Ownership Plan (“Ownership Plan”);

7. U.S. Energy Corp. 1998 Stock Option Plan (F/K/A “1989 Incentive Stock Option Plan”)(“1998 Plan”);

8. U.S. Energy Corp. 1992 Restricted Stock Bonus Plan (“1992 Bonus Plan”); and

9. U.S. Energy Corp. 1992 Outside Directors Compensation Plan (“1992 Director Compensation Plan”).

As of the Effective Time, all equity-based awards with respect to shares of USEG Wyoming Common Stock granted pursuant to the Plans were converted into corresponding equity-based awards with respect to the same number of shares of Common Stock of the Registrant, in each case, in accordance with the terms of the applicable Plan and any related award agreement and subject to the same terms and conditions applicable to such awards as were in effect prior to the conversion.

These Post-Effective Amendments (collectively, the “Post-Effective Amendments”) are being filed by the Registrant pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), as the successor issuer to USEG Wyoming following the Reincorporation. The Registrant is filing these Post-Effective Amendments in part in order to deregister, effective as of the Effective Time, the following securities that were registered under the Registration Statements on Form S-8 of USEG Wyoming:

i. all securities that remain unissued or unsold under Registration File No. 033-74154 (originally issuable in connection with equity awards of USEG Wyoming which were granted under or which could be granted under, the 1989 Plan, the 1992 Bonus Plan and the 1992 Director Compensation Plan);

ii. all securities that remain unissued or unsold under Registration File No. 333-108979 (originally issuable in connection with equity awards of USEG Wyoming which were granted under or which could be granted under, the 2001 Incentive Plan);

iii. all securities that remain unissued or unsold under Registration File No. 333-166638 (originally issuable in connection with equity awards of USEG Wyoming which were granted under or which could be granted under, the 2008 Plan); and

iv. all securities that remain unissued or unsold under Registration File No. 333-180735 (originally issuable in connection with equity awards of USEG Wyoming which were granted under or which could be granted under, the Ownership Plan).

In accordance with Rule 414(d) under the Securities Act, the Registrant, as successor to USEG Wyoming pursuant to Rule 12g-3 of the Exchange Act, hereby expressly adopts the following Registration Statements on Form S-8 of USEG Wyoming (the “Adopted Registration Statements”) as its own for all purposes of the Securities Act and the Exchange Act:

i. Registration File No. 333-183911 (originally covering 270,512 shares of USEG Wyoming Common Stock in connection with the 2001 Officer Plan, 2001 Incentive Plan, 2008 Plan and 2012 Plan); and

ii. Registration File No. 333-261600 (originally covering 1,000,000 shares of USEG Wyoming Common Stock in connection with the 2021 Plan).

Registration fees in connection with the Adopted Registration Statements were paid at the time of the filing of the applicable registration statement.

As permitted by Rule 428 under the Securities Act, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this registration statement as required by Rule 428(b). Such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by the Company are incorporated by reference into this registration statement on Form S-8 (the “Registration Statement”) and are made a part hereof:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), as filed with the SEC on March 28, 2022 (File No. 000-06814)(the “Annual Report”);

(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, as filed with the SEC on May 12, 2022 and the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, as filed with the SEC on August 11, 2022 (File No. 000-06814);

(c)	The Company’s Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on January 10, 2022, January 21, 2022, March 1, 2022, May 5, 2022, June 10, 2022, June 21, 2022, June 30, 2022, July 28, 2022, July 29, 2022, August 4, 2022, and September 2, 2022 (File No. 000-06814);

(d)	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2022 (except the section of the proxy statement titled “Audit Committee Report”) (File No. 000-06814);

(e)	The description of our capital stock contained in our registration statement on Form 10 filed under the Exchange Act with the SEC on January 29, 1973, as amended and restated in the Form 8-K filed with the SEC on August 4, 2022, as the same may be further amended from time to time; and

(g)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of filing this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

None.

Item 6. Indemnification of Directors and Officers

Our Certificate of Incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”). Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.

(e)	Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other — subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or a bylaw shall not be eliminated or impaired by an amendment to the Certificate of Incorporation or the bylaws (as amended and restated) after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

In accordance with Section 102(b)(7) of the DGCL, our Certificate of Incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of his or her fiduciary duty as a director, except to the extent such limitation on or exemption from liability is not permitted under the DGCL or unless he or she violated his or her duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her action as a director. The effect of this provision of our Certificate of Incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except as restricted by Section 102(b) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our Certificate of Incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our Certificate of Incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our Certificate of Incorporation also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our Certificate of Incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification and advancement of expenses.

The right to indemnification conferred by our Certificate of Incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our Certificate of Incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our Certificate of Incorporation may have or hereafter acquire under law, our Certificate of Incorporation, our bylaws (as amended and restated), an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our Certificate of Incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Certificate of Incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our Certificate of Incorporation.

Our Bylaws as amended and restated (“Bylaws”) include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our Certificate of Incorporation. In addition, our Bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our Bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our Bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under applicable law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings

(a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

However, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas on the 2nd day of September 2022.

U.S. ENERGY CORP.

/s/ Ryan Smith
By:	Ryan Smith, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Ryan Smith, with full power of substitution, re-substitution and authority to act, as his or her true and lawful attorneys-in-fact and agents, with full power for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

/s/ Ryan Smith	President, Chief Executive Officer, Chief Financial Officer and Director	September 2, 2022
Ryan Smith	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ John A. Weinzierl	Chairman	September 2, 2022
John A. Weinzierl

/s/ Joshua L. Batchelor	Director	September 2, 2022
Joshua L. Batchelor

/s/ James W. Denny III	Director	September 2, 2022
James W. Denny III

/s/ Randall D. Keys	Director	September 2, 2022
Randall D. Keys

/s/ Duane H. King	Director	September 2, 2022
Duane H. King

/s/ D. Stephen Slack	Director	September 2, 2022
D. Stephen Slack

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Certificate of Transfer, filed with the Secretary of State of Wyoming on August 3, 2022, and effective on August 3, 2022	8-K	000-06814	3.4	August 3, 2022
3.2	Certificate of Conversion, filed with the Secretary of State of Delaware on August 3, 2022, and effective on August 3, 2022	8-K	000-06814	3.1	August 3, 2022
3.3	Certificate of Incorporation of U.S. Energy Corp., filed with the Secretary of State of Delaware on August 3, 2022	8-K	000-06814	3.2	August 3, 2022
3.4	Amended and Restated Bylaws of U.S. Energy Corp.	8-K	000-06814	3.3	August 3, 2022
5.1*	Opinion of The Loev Law Firm, PC					X
10.1	U.S. Energy Corp. 2001 Officer’s Stock Compensation Plan, as amended***	Def 14A	000-06814	N/A	April 11, 2007
10.2	2001 Incentive Stock Option Plan (amended in 2003)***	10-K	000-06814	4.2	April 15, 2005
10.3	2008 Stock Option Plan for Independent Directors and Advisory Board Members***	10-K	000-06814	4.3	March 13, 2009
10.4	U.S. Energy Corp. 2012 Equity and Performance Incentive Plan***	Def 14A	000-06814	N/A	April 30, 2012
10.5	U.S. Energy Corp. 2021 Equity Incentive Plan***	8-K	000-06814	10.1	June 29, 2021
10.6	Form of Stock Option Agreement (2021 Equity Incentive Plan)***	S-8	333-261600	10.2	December 10, 2021
10.7	Form of Restricted Stock Grant Agreement (2021 Equity Incentive Plan) ***	S-8	333-261600	10.3	December 10, 2021
23.1*	Consent of Plante & Moran, PLLC					X
23.2*	Consent of Plante & Moran, PLLC					X
23.3*	Consent of Plante & Moran, PLLC					X
23.4*	Consent of HSPG & Associates, PC					X
23.5*	Consent of Weaver and Tidwell, L.L.P.					X
23.6*	Consent of HoganTaylor LLP					X
23.7*	Consent of Don Jacks, PE					X
23.8*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)					X
24.1*	Power of Attorney (included on the signature page of this registration statement)
99.1	Plan of Conversion dated July 27, 2022, and effective August 3, 2022, of U.S. Energy Corp. from a Wyoming Corporation to a Delaware Corporation	8-K	000-06814	99.1	August 3, 2022

*	Filed herewith.

***	Indicates management contract or compensatory plan or arrangement.